Exhibit 99.2

Arcimoto to Begin 2023 Vehicle Production for Spring Deliveries

2023 vehicle deliveries to start in March with new features and improvements.

EUGENE, Ore., Feb. 21, 2023 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, ultra-efficient electric vehicles, announced that it will start 2023 vehicle production on FUV and Deliverator with plans for first deliveries beginning in March. Headlining the model year 2023 product update is the new steering system that will deliver improved handling and maneuverability at all speeds while reducing steering effort by more than 40% from prior models. “During our internal testing, and pilot rollout the feedback from drivers was resoundingly positive in terms of feel and responsiveness” said Dwayne Lum, Arcimoto Chief Product Officer. “Additionally, this is not restricted to 2023 models. Our team committed to creating a post-production version that prior model year FUV owners could elect to deploy for a small fee through our service organization.” added Mr. Lum. Arcimoto ended Q4 2022 with the most successful quarter yet delivering 89 vehicles. In 2022, Arcimoto delivered 228 customer vehicles, which increased the total number of Arcimoto vehicles on the road to more than 500.

“As we begin first deliveries in 2023, we continue to focus on improving vehicle drive quality, manufacturing cost down efforts and increasing our brand reach to grow both our consumer and commercial sales volume.” said Jesse Fittipaldi, Arcimoto Interim CEO. “Our efforts will be directed at driving sales of FUV and Deliverator and lowering manufacturing costs on these products this year.”

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About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving and local delivery, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements. Q4 and full year sales numbers are unaudited and subject to revision upon audit completion.

Public Relations Contact:

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com